SECOND AMENDMENT
TO
BJ’S WHOLESALE CLUB HOLDINGS, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

    The BJ’s Wholesale Club Holdings, Inc. Non-Employee Director Compensation Policy, as amended (the “Policy”), is hereby amended as follows:
    1.    Section 1. (b)(iii) Compensation Committee is hereby amended by deleting and replacing “$20,000” with “$25,000”.
    2.     Section 1. (b) (iv) Nominating and Corporate Governance Committee is hereby amended by (i) deleting and replacing “$15,000” with “$18,000”; and (ii) deleting and replacing “$7,500” with “$8,000”.
    3.    Except as otherwise amended, the Policy is hereby confirmed in all other respects.
    4.    This Second Amendment is effective as of October 1, 2021.

Approved by the Compensation Committee September 14, 2021